Exhibit 1
Joint Filing Agreement
Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Statement on Schedule 13D/A to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.
Dated: March 29, 2010

CLAYTON, DUBILIER & RICE FUND VIII, L.P.

By:	CD&R Associates VIII, Ltd.,
its general partner

/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R FRIENDS & FAMILY FUND VIII, L.P.

By:	CD&R Associates VIII, Ltd.,
its general partner

By:	/s/ Theresa A. Gore

Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R ASSOCIATES VIII, LTD.

By:	/s/ Theresa A. Gore

Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R ASSOCIATES VIII, L.P.

By:	CD&R Investment Associates VIII,
Ltd., its general partner

By:	/s/ Theresa A. Gore

Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

CD&R INVESTMENT ASSOCIATES VIII, LTD.

By:	/s/ Theresa A. Gore

Name: Theresa A. Gore
Title: Vice President, Treasurer and Assistant Secretary

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